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Exhibit 2.37

CONTROL AGREEMENT

        This Collateral Account Control Agreement (this "Control Agreement") dated as of March 29, 2005 among 155 East Tropicana, LLC (the "Grantor"), The Bank of New York Trust Company, N.A. as Trustee for the benefit of the Holders, in such capacity, (the "Secured Party") and The Bank of New York Trust Company, N.A. in its capacity as both a "securities intermediary" as defined in Section 8-102 of the UCC and a "bank" as defined in Section 9-102 of the UCC (in such capacities, the "Financial Institution"). Capitalized terms used but not defined herein shall have the meaning assigned in the Senior Secured Note Security Agreement, dated as of March 29, 2005, between the Grantor and the Secured Party (the "Security Agreement"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

        Section 1.    Establishment of Collateral Account.    The Financial Institution hereby confirms and agrees that:

          (a)    Description of Account.    The Financial Institution has established the following account:

            "[155 East Tropicana, LLC—Renovation Disbursement Account]" with account number 171098.

The account is referred to herein as a "Collateral Account".

          (b)    Account Modifications.    Neither the Financial Institution nor the Grantor shall change the name or account number of the Collateral Account without the prior written consent of the Secured Party;

          (c)    Type of Account.    The Collateral Account is, and will be maintained as, either (i) a "securities account" (as defined in Section 8-501 of the UCC) or (ii) a "deposit account" as defined in Section 9-102(a)(29) of the UCC).

          (d)    Securities Account Provisions.    If and to the extent the Collateral Account is a securities account (within the meaning of Section 8-501 of the UCC):

              (i)  all securities, financial assets or other property credited to the Collateral Account shall be registered in the name of the Financial Institution, indorsed to the Financial Institution or in blank or credited to another securities account maintained in the name of the Financial Institution. In no case will any financial asset credited to the Collateral Account be registered in the name of the Grantor, payable to the order of the Grantor or specially indorsed to the Grantor unless the foregoing have been specially indorsed to the Financial Institution or in blank;

             (ii)  all financial assets delivered to the Financial Institution pursuant to the Security Agreement will be promptly credited to the Collateral Account; and

            (iii)  the Financial Institution hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

        Section 2.    Secured Party Control.

          (a)    Control for Purposes of UCC.    The Financial Institution agrees that if at any time it shall receive any order from the Secured Party (i) directing disposition of funds in the Collateral Account or (ii) directing transfer or redemption of the financial assets relating to the Collateral Account (such order, the "Secured Party Order"), the Financial Institution shall comply with such entitlement order or instruction without further consent by the Grantor or any other person; and

          (b)    Conflicting Orders or Instructions.    Notwithstanding anything to the contrary contained herein, if at any time the Financial Institution shall receive conflicting orders or instructions from the Secured Party and the Grantor, the Financial Institution shall follow the orders or instructions of the Secured Party and not the Grantor; provided, further, that the Financial Institution shall specifically follow the instructions of the Secured Party (identified as the "Disbursement Agent" in the Cash Collateral and Disbursement Agreement, dated as of March 29, 2005, by and among the Secured Party, the Grantor and 155 East Tropicana Finance Corp. (the "Cash Collateral Agreement")) pursuant to the terms of the Cash Collateral Agreement.

        Section 3.    Waiver of Financial Institution's Lien; Waiver of Set-Off.

          (a)    Security Interest.    In the event that the Financial Institution has, or subsequently obtains, by agreement, by operation of law or otherwise a security interest in the Collateral Account (or any portion thereof), the Financial Institution hereby releases and terminates such security interest.

          (b)    Set-off and Recoupment.    The financial assets, money and other items credited to the Collateral Account will not be subject to deduction, set-off, recoupment, banker's lien, or any other right in favor of any person other than the Secured Party; provided, however, the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Collateral Account and (ii) the face amount of any checks which have been credited to the Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds).

        Section 4.    Governing Law.

          (a)    Location of Financial Institution.    Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be the location of the bank for purposes of Sections 9-301, 9-304 and 9-305 of the UCC and the securities intermediary for purposes of Sections 9-301 and 9-305 and Section 8-110 of the UCC.

          (b)    Law Governing This Control Agreement.    This Control Agreement shall be governed by the laws of the State of New York.

          (c)    Law Governing Collateral Account.    The Collateral Account shall be governed by the laws of the State of New York.

        Section 5.    Possible Conflict with Other Agreements.

          (a)    Conflict With Other Agreement.    In the event of any conflict between this Control Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail.

          (b)    Amendment.    No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

          (c)    Existence of Other Agreements.    The Financial Institution hereby confirms and agrees that (other than the Cash Collateral Agreement):

              (i)  There are no other agreements entered into between the Financial Institution and the Grantor with respect to the Collateral Account [except for [identify other agreements];

             (ii)  The Financial Institution has not entered into, and until the termination of this Control Agreement will not enter into, any Agreement with any other person relating the Collateral Account pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions (within the meaning of Section 9-104 of the UCC) of such other person; and

            (iii)  The Financial Institution has not entered into, and until the termination of this Control Agreement will not enter into, any Agreement purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions.

        Section 6.    Adverse Claims.

          (a)    Adverse Claim.    Except for the claims and interests of the Secured Party and the Grantor, the Financial Institution does not, to its knowledge without independent investigation, know of any lien on, or claim to, or interest in, the Collateral Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC), cash or funds credited thereto.

          (b)    Notice.    If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account (or in any financial asset, cash or funds carried therein), the Financial Institution will promptly notify the Secured Party.

        Section 7.    Grantor Management Rights.

          (a)    Timing.    In addition to, and not in lieu of, the obligation of the Financial Institution to honor a Secured Party Order as set forth in Section 2 hereof, the Secured Party agrees that the Grantor may exercise the management rights described below in this Section with respect to the Collateral Account until such time as the earlier of the time: the Financial Institution receives either (i) a Notice of Termination of Grantor Management Rights pursuant to subsection (b) below or (ii) a Secured Party Order pursuant to Section 2 hereof; provided, however, that the Grantor shall not take any actions in violation of the terms of the Cash Collateral Agreement.

          (b)    Notice of Termination of Grantor Management Rights.    The Secured Party may at any time deliver a notice to the Financial Institution in substantially the form set forth in the Exhibit A (the "Notice of Termination of Grantor Management Rights") and subsequent to receipt of such Notice of Termination of Grantor Management Rights, the Financial Institution will honor instructions and orders of only the Secured Party (including any Secured Party Order pursuant to Section 2 hereof) and shall no longer honor any instructions or orders of the Grantor as set forth below.

          (c)    Withdrawal Requests.    The Grantor may request withdrawal of, or transfer of, funds or property from the Collateral Account (each request, a "Withdrawal Request"), and the Financial Institution shall honor any Withdrawal Request provided that the Financial Institution has not received either (i) a Notice of Termination of Grantor Management Rights pursuant to subsection (b) of this Section or (ii) a Secured Party Order pursuant to Section 2.

          (d)    Voting Rights.    The Grantor may instruct the Financial Institution with respect to any voting rights with respect to any financial asset and the Financial Institution shall honor such instructions of the Grantor with respect to the voting of any financial asset provided that the Financial Institution has not received either (i) a Notice of Termination of Grantor Management Rights pursuant to subsection (b) of this Section or (ii) a Secured Party Order pursuant to Section 2.

          (e)    Investments by Grantor.    The Grantor may direct the Financial Institution with respect to the selection of investments; provided that the Financial Institution has not received either (i) a Notice of Termination of Grantor Management Rights pursuant to subsection (b) of this Section or (ii) a Secured Party Order pursuant to Section 2.

        Section 8.    Maintenance of Account.

          (a)    Correspondence, Statements and Confirmations.    The Financial Institution shall promptly send copies of all statements, confirmations and other correspondence concerning the Collateral

  Account and, if applicable, any financial assets credited thereto, simultaneously to the Grantor and the Secured Party at the address for each set forth in Section 12 of this Control Agreement.

          (b)    Tax Reporting.    All items of income, gain, expense and loss, if any, recognized in the Collateral Account and all interest, if any, relating to the Collateral Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

        Section 9.    Representations of the Financial Institution.    The Financial Institution hereby represents:

          (a)   This Control Agreement is the valid and legally binding obligation of the Financial Institution; and

          (b)   The Collateral Account has each been established as set forth in Section 1 hereof and the Collateral Account will be maintained in the manner set forth herein until termination of this Control Agreement.

        Section 10.    Indemnification of Financial Institution.

          (a)    Release.    The Grantor and the Secured Party hereby agree that the Financial Institution and the Secured Party are released from any and all liabilities to the Grantor and the Secured Party arising from the terms of this Control Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities are determined to have been caused by the Financial Institution's own negligence.

          (b)    Indemnification.    The Grantor shall at all times indemnify and save harmless the Financial Institution and the Secured Party from and against any and all claims, actions and suits of others arising out of the terms of this Control Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such are determined to have been caused by the Financial Institution's own negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Control Agreement.

        Section 11.    Successors; Assignment.

          (a)    Successors.    The terms of this Control Agreement shall be binding upon, and shall be for the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

          (b)    Assignment by Secured Party.    The Secured Party may assign its rights hereunder only with the express written consent of the Financial Institution and by sending prior written notice of such assignment to the Grantor.

          (c)    Assignment by Grantor.    The Grantor shall not assign any right, title or interest hereunder.

          (d)    Successor Account.    The terms of this Control Agreement shall be binding on and shall apply to any successor account to the Collateral Account.

        Section 12.    Notices.    Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Grantor:

  155 East Tropicana, LLC
  115 East Tropicana Avenue
  Las Vegas, Nevada 89109
  Attn: Michael Hessling

Secured Party:

  The Bank of New York Trust Company, N.A.
  700 South Flower Street, Suite 500
  Los Angeles, CA 90017
  Attention: Corporate Trust Administration

Financial Institution:

  The Bank of New York Trust Company, N.A.
  700 South Flower Street, Suite 500
  Los Angeles, CA 90017
  Attention: Corporate Trust Administration

        Any party may change its address for notices in the manner set forth above.

        Section 13.    Termination.    The obligations of the Financial Institution to the Secured Party pursuant to this Control Agreement shall continue in effect until the security interests of the Secured Party in the Collateral Account have been terminated pursuant to the terms of the Security Agreement and the Secured Party has notified the Financial Institution of such termination in writing. The Secured Party agrees to provide a Notice of Termination in substantially the form of Exhibit B hereto to the Financial Institution upon the request of the Grantor on or after the termination of the Secured Party's security interest in the Collateral Account pursuant to the terms of the Security Agreement. The termination of this Control Agreement shall not terminate the Collateral Account or alter the obligations of the Financial Institution to the Grantor pursuant to other agreement with respect to the Collateral Account.

        Section 14.    Counterparts.    This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

        Section 15.    Incorporation by Reference.    In connection with its appointment and acting hereunder, each of the Secured Party and Financial Institution are entitled to all rights, privileges, benefits, immunities and indemnities provided to the Secured Party under the Security Agreement.

GRANTOR:
155 East Tropicana, LLC
By:
Name: Title:
SECURED PARTY:
The Bank of New York Trust Company, N.A.
By:
Name: Title:
FINANCIAL INSTITUTION:
The Bank of New York Trust Company, N.A.
By:
Name: Title:

Exhibit A

[Letterhead of [The Bank of New York Trust Company, N.A.]]

                [Date]

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Attention: Corporate Trust Administration

    Re:
    Notice of Termination of Grantor Management Rights

Ladies and Gentlemen:

        Reference is made to the Collateral Account Control Agreement, dated March 29, 2005, among 155 East Tropicana, LLC, you and the undersigned (a copy of which is attached) (the "Collateral Account Control Agreement"). You are hereby notified pursuant to Section 7 of the Collateral Account Control Agreement not to honor any further orders and/or instructions of the Grantor delivered pursuant to Section 7 of the Collateral Account Control Agreement with respect to the Collateral Account unless otherwise ordered by a court of competent jurisdiction.

        You are hereby further instructed to accept instructions and orders from no other person except the undersigned unless otherwise ordered by a court of competent jurisdiction.

Very truly yours,
The Bank of New York Trust Company, N.A.
By:
Name: Title:

cc: 155 East Tropicana, LLC

Exhibit B

[Letterhead of [The Bank of New York Trust Company, N.A.]]

                [Date]

The Bank of New York Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Attention: Corporate Trust Administration

    Re:
    Termination of Collateral Account Control Agreement

        You are hereby notified that the Collateral Account Control Agreement among you, 155 East Tropicana, LLC and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Collateral Account identified in such agreement solely from the Grantor. This notice terminates any obligations you may have to the undersigned with respect to the Collateral Account; however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Grantor pursuant to any other agreement.

Very truly yours,
The Bank of New York Trust Company, N.A.
By:
Name: Title:

cc: 155 East Tropicana, LLC

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CONTROL AGREEMENT